EXHIBIT 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Davi Luxury Brand Group, Inc. (the “Company”) hereby certifies that, to his knowledge:

(i) The Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 5, 2012	By:	/s/ Parrish Medley
Parrish Medley
President and Chief Executive Officer